Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hilton Grand Vacations Inc. Omnibus Incentive Compensation Plan of our reports dated March 1, 2023, with respect to the consolidated financial statements of Hilton Grand Vacations Inc. and the effectiveness of internal control over financial reporting of Hilton Grand Vacations Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Orlando, Florida

June 7, 2023